UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2022, the Board of Directors of Eagle Materials Inc. (the “Company”) approved and adopted the Second Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective as of such date. These amendments were intended primarily to (a) revise and clarify the provisions of the Bylaws relating to the process to be followed by stockholders in proposing business to be submitted to a vote at an annual meeting of stockholders or in nominating directors for election at an annual or special meeting of the stockholders and (b) revise the forum selection provision contained in the Bylaws.

In particular, the amendments made a number of changes to the advance notice provisions applicable to stockholder proposals and nominations so that (i) stockholders seeking to propose business to be submitted to a vote at an annual meeting of the stockholders must provide additional information regarding the stockholder and the stockholder’s relationship with the Company and (ii) stockholders seeking to nominate directors for election at an annual or special meeting of the stockholders must provide additional information regarding the stockholder and the stockholder’s relationship with the Company, complete a director questionnaire and, if requested, participate in an interview with representatives of the Company. The purposes of these amendments include informing the Company and its stockholders more fully regarding business and nominations to be acted upon at a stockholders meeting in advance of the meeting date.

The amendments also revised the forum selection provisions of the Bylaws so that they now provide that the federal district courts are the exclusive forum for adjudicating claims arising under the Securities Act of 1933, as amended. The purposes of these amendments include avoiding duplicative lawsuits asserting the same or similar claims in multiple forums.

The amended Bylaws also contain minor changes intended to (i) clarify that the Company is allowed to hold shareholder meetings and to provide notice of such meetings by means of remote communication to the extent permitted by Delaware law, (ii) clarify that the Board (or a committee thereof) may fill any vacancy occurring in any office of the Company and (iii) make certain other minor changes intended to promote clarity and consistency.

In the Company’s Definitive Proxy Statement relating to its 2022 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on June 24, 2022, the Company stated that, in order to be considered for inclusion in the proxy material for the Company’s 2023 annual meeting of stockholders (as provided in Rule 14a-8 under the Securities Exchange Act of 1934, as amended), a stockholder proposal must be received by the Company’s Secretary at the executive offices of the Company not later than February 24, 2023. The amendments to the Bylaws described above do not alter this deadline.

Such amendments do, however, modify the period during which stockholder proposals must be submitted to the Company in order to be considered at the meeting. In particular, as a result of such amendments, a stockholder proposal must, in order to be considered at the 2023 annual meeting of stockholders, be submitted in writing and received by the Company’s Secretary at the executive offices of the Company during the period beginning on April 7, 2023 and ending May 7, 2023. The deadlines described in this paragraph do not affect the right of a stockholder to submit proposals under Rule 14a-8 by the deadline described in the preceding paragraph.

The above description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Eagle Materials Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Matt Newby
Matt Newby
Executive Vice President, General Counsel and Secretary

Date: November 7, 2022